SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            February 18, 2004

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

             None.

(b)        Pro Forma Financial Information.

             None.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated February 18, 2004, reporting Interface, Inc.’s financial results for the fourth quarter and year-end 2003 (furnished pursuant to Item 12 of this Report).

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 18, 2004, Interface, Inc. issued a press release reporting Interface, Inc.’s financial results for the fourth quarter and year-end 2003.  A copy of such press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.  The information set forth herein, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The press release contains references to loss from continuing operations excluding a restructuring charge, which is a non-GAAP measure within the meaning of Regulation G under the federal securities laws.  (GAAP refers to generally accepted accounting principles in the United States.)  A reconciliation of loss from continuing operations excluding a restructuring charge to the most directly comparable financial measure calculated and presented in accordance with GAAP, which the Company determined to be loss from continuing operations, is contained in the press release.  Management believes that loss from continuing operations excluding a restructuring charge is useful as a supplemental measure of evaluating the financial performance of the Company because it provides management and investors with information that excludes a non-recurring charge, and therefore management believes it is a more accurate reflection of business conditions during the reported period.  Loss from continuing operations excluding a restructuring charge should not be considered in isolation or as an alternative to other financial measures determined under GAAP.  Because loss from continuing operations excluding a restructuring charge is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, loss from continuing operations excluding a restructuring charge as used in the press release may not be comparable to other similarly titled measures used by other companies.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: February 18, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated February 18, 2004, reporting Interface, Inc.’s financial results for the fourth quarter and year-end 2003 (furnished pursuant to Item 12 of this Report).